UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       November 29, 2004
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                4551 W. 107th Street, Overland Park, Kansas 66207
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              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satiify the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): 1

[ ] Written communications pursuant to Rule 425 under the Securities Act CFR 230.425)

[ ] Soliciting material pursuant to Rule 17a-12 under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 7.01            Regulation FD Disclosure

     On November 29, 2004, Applebee's International, Inc. (the "Company") issued a press release entitled "Applebee's International Reports November Comparable Sales; Company to Present at NASDAQ Consumer and Financials Forum." The release contained the following information.

The company will be presenting at the NASDAQ Consumer and Financials Forum to be held in London on Friday, December 3, 2004, at 4:15 a.m. Central Time. A webcast of the presentation will be available over the Internet at http://www.wallstreetwebcasting.com/webcast/nasdaq3/appb. The presentation will also be available at the Investor Relations section of the company's website (www.applebees.com). The archived webcast will be available for two weeks following the presentation.


Item 8.01         Other Events

     The November 29 2004, release also contained the following information.


                                                           FOR IMMEDIATE RELEASE


Contact: Carol DiRaimo,
         Vice President of Investor Relations
         (913) 967-4109

           Applebee's International Reports November Comparable Sales; Company to Present at NASDAQ Consumer and Financials Forum

Overland Park, Kan., November 29, 2004 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended November 21, 2004.

System-wide comparable sales increased 4.1 percent for the November period, and comparable sales for franchise restaurants increased 4.8 percent. Comparable sales for company restaurants increased 1.9 percent, reflecting an increase in guest traffic of between zero and 0.5 percent, combined with a higher average check.

System-wide comparable sales for the quarter-to-date period through November (eight weeks) have increased 2.9 percent, with company and franchise restaurant comparable sales up 0.7 percent and 3.7 percent, respectively.

The company reaffirmed its guidance for diluted earnings per share of $0.28 to $0.30 for the fourth quarter of 2004 and $1.30 to $1.32 for fiscal year 2004.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are currently 1,648 Applebee's restaurants operating system-wide in 49 states and ten international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

                                   -- more --

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



Certain statements contained in this release, including fourth quarter and fiscal year 2004 earnings per share guidance, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2004. The company disclaims any obligation to update these forward-looking statements.

                                                       # # #



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


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    November 29, 2004                 By: /s/  Steven K. Lumpkin
         ---------------------                 ------------------------
                                               Steven K. Lumpkin
                                               Executive Vice President and
                                               Chief Financial Officer



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